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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                       AUGUST 13, 1998 (AUGUST 12, 1998)

               (Date of Report (date of earliest event reported))



                              CENDANT CORPORATION

             (Exact name of Registrant as specified in its charter)


            DELAWARE                            1-10308                06-0918165
  (State or other jurisdiction           (Commission File No.)      (I.R.S. Employer
of incorporation or organization)                                Identification Number)

          6 SYLVAN WAY
     PARSIPPANY, NEW JERSEY                                               07054
(Address of principal executive office)                                (Zip Code)



                                 (973) 428-9700

              (Registrant's telephone number, including area code)



                                      NONE

      (Former name, former address and former fiscal year, if applicable)


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ITEM 5.   OTHER

Completion of Accounting Investigation. On August 13, 1998, Cendant Corporation (the "Company") announced that its investigation of accounting irregularities and errors in the CUC International Inc. ("CUC") businesses was complete. The Company reported its final calculation of the impact of accounting irregularities and errors on its 1997, 1996 and 1995 full year results. The Company will lower 1997 results by $0.28 per share or $392 million pretax. The net impact of this restatement plus $0.02 of discontinued operations will lower net income from continuing operations before one-time merger and other unusual charges to $0.70 per share versus the $1.00 per share previously reported. A substantial amount of the adjustment had the impact of reducing revenues.

The Compay also announced a $457 million pre-tax adjustment to the charge associated with the CUC businesses taken on the date of CUC's merger with HFS Incorporated on December 17, 1997. This will increase 1997 net income by $279 million after-tax or $0.32 per share.

The Company will lower 1996 results by $0.18 per share. Cendant has also determined that certain one-time merger charges taken by CUC in 1996 should be reversed and will eliminate $0.02 per share of these charges. 1995 results will be lowered by $0.14 per share.

Earnings. On August 13, 1998, Cendant Corporation (the "Company") announced second quarter from continuing operations of $0.23 per share for 1998 versus $0.16 per share for 1997, an increase of 44%. 1998 results are before $0.02 unusual expenses associated with the resolution of accounting irregularities plus $0.03 of income from reversal of prior restructuring chages. 1997 results are before merger charges associated with the acquisition of PHH Corporation.

RAC Motoring Services Acquisition. On August 12, 1998, the Company reported that the Board of RAC Holdings Limited, the company which indirectly owns RAC Motoring Services (RACMS), announced that its shareholders overwhelmingly approved the sale of RACMS to Cendant for approximately $735 million, in cash.

Sale of Hebdo Mag and Plan to Sell Software Business. On August 12, 1998, the Company announced that it agreed to sell 100% of its Hebdo Mag International ("Hebdo") subsidiary to a company organized by Hebdo management for approximately 7 million shares of company common stock and $410 million in cash. The sale of Hebdo is conditioned upon, among other things, the receipt of certain governmental approvals and financing. The transaction is expected to be completed in the fourth quarter of 1998.

The Company also announced that it has engaged Credit Suisse First Boston to analyze strategic alternatives in regard to the potential 100% initial pubic offering or a third party sale of its entire consumer software business unit.

The information set forth in the press releases attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4 are incorporated herein by reference in their entirety.

Segment Information. Reference is made to Exhibit 99.5 for certain financial information regarding the Company's business segments, which is incorporated herein by reference in its entirety.

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ITEM 7.   EXHIBITS


Exhibit
  No.             Description
-------           -----------
99.1              Press Release: Cendant Completes Accounting Investigation, dated August 13, 1998.

99.2              Press Release: Cendant Announces Second Quarter Earnings, dated August 13, 1998.

99.3              Press Release: Shareholders Approve Sale of RAC Motoring Services to Cendant, dated
                  August 12, 1998.

99.4              Press Release: Cendant Corporation to Sell Hebdo Mag International to Hebdo
                  Management for Approximately Seven Million Shares of Cendant Common Stock and
                  $410 million in Cash, dated August 12, 1998.

99.5              Cendant Segment Information

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CENDANT CORPORATION

                             BY:       /s/ James E.  Buckman
                                ---------------------------------------
                                     James E.  Buckman
                                     Senior Executive Vice President
                                     and General Counsel




Date: August 13, 1998

                              CENDANT CORPORATION

                           CURRENT REPORT ON FORM 8-K

                 REPORT DATED AUGUST 13, 1998 (AUGUST 12, 1998)

                                 EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------
99.1              Press Release: Cendant Completes Accounting Investigation, dated August 13, 1998.

99.2              Press Release: Cendant Announces Second Quarter Earnings, dated August 13, 1998.

99.3              Press Release: Shareholders Approve Sale of RAC Motoring Services to Cendant, dated
                  August 12, 1998.

99.4              Press Release: Cendant Corporation to Sell Hebdo Mag International to Hebdo
                  Management for Approximately Seven Million Shares of Cendant Common Stock and
                  $410 million in Cash, dated August 12, 1998.

99.5              Cendant Segment Information